UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2008

DynCorp International Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32869	01-0824791
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3190 Fairview Park Drive, Suite 700, Falls Church, Virginia	22042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 722-0210

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 28, 2008, DynCorp International LLC, a wholly owned subsidiary of DynCorp International Inc. (“DI”) and DynCorp International Inc. (“Holdings”) entered into a secured credit facility with Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”), consisting of a revolving credit facility of $200,000,000 (including a letter of credit sub facility of $125,000,000) (the “Revolving Facility”) and a senior secured term loan facility of $200,000,000 (the “Term Loan Facility”, and together with the Revolving Facility, the “Credit Facility”).

The maturity date of the Revolving Facility is the earliest to occur of (i) August 15, 2012, (ii) the date of termination of the entire Revolving Credit Facility pursuant to voluntary reduction of the Revolving Credit Commitment, as defined in the Credit Facility, by DI or (iii) the date of termination of the Revolving Credit Commitment by the Administrative Agent upon the occurrence of an Event of Default, as defined in the Credit Facility. The Term Loan Facility has a maturity of the earlier to occur of (i) August 15, 2012 or (ii) the date of acceleration of the term loans by the Administrative Agent upon the occurrence of an Event of Default.

The loans under the Credit Facility will bear interest, at DI’s option, at a rate per annum equal to either: (i) the Base Rate, as defined in the Credit Facility, plus an applicable margin or (ii) the LIBOR Rate, as defined in the Credit Facility, plus an applicable margin. Any Swingline Loan, as defined in the Credit Facility, shall bear interest at the Base Rate plus an applicable margin. In the case of any payment or bankruptcy event of default, the obligations due under the Credit Facility will automatically bear interest at the rate otherwise applicable plus an additional 2% per annum during the continuance of such event of default.

The Credit Facility is guaranteed by Holdings and the Subsidiary Guarantors, as defined in the Credit Facility. The Credit Facility is secured by a first lien on substantially all of Holdings’, DI’s and the Subsidiary Guarantors’ present and future property and assets pursuant to a Collateral Agreement, dated as of July 28, 2008, by and among DI, Holdings, the Subsidiary Guarantors and Wachovia Bank, National Association, as Administrative Agent.

The Credit Facility contains various customary affirmative and negative covenants (which are in each case subject to exceptions), including but not limited to, restrictions on the ability of DI and Holdings and certain subsidiaries of DI to dispose of assets, incur additional indebtedness and guarantee obligations, repay other indebtedness, pay certain restricted payments and dividends, create liens on assets or agree to restrictions on the creation of liens on assets, make investments, loans or advances, restrict distributions from our subsidiaries, make certain acquisitions, engage in mergers or consolidations, enter into sale leaseback transactions, or engage in certain transactions with subsidiaries of DI that are not guarantors of the Credit Facility or with affiliates. In addition, under the Credit Facility, DI will be required to comply with certain financial ratios and tests.

The Credit Facility contains customary events of default (subject to exceptions, thresholds and grace periods), including, without limitation, with respect to nonpayment of principal or interest, failure to perform or observe covenants, breaches of representations and warranties, cross-defaults with certain other indebtedness, certain bankruptcy related events, impairment of security interests in collateral, invalidity of guarantees, monetary judgment defaults, certain ERISA matters and certain change of control events.

On July 28, 2008, DI borrowed $200,000,000 under the Term Loan Facility at the LIBOR Rate plus the applicable margin then in effect to refinance certain existing indebtedness of Holdings, DI and certain of its subsidiaries and pay certain transaction costs relating to the Credit Facility, the offering of Additional Notes, discussed below, and the refinancing. No amounts were required or drawn under the Revolving Facility as of July 28, 2008.

On July 28, 2008, DI and DIV Capital Corporation (DIV Capital Corporation together with DI, the “Issuers”) issued $125,000,000 in aggregate principal amount of their 9.5% senior subordinated notes due 2013 (the “Additional Notes”) in a private placement pursuant to Rule 144A under the Securities Act of 1933, as amended. The Additional Notes were issued under the indenture pertaining to the Issuer’s existing 9.5% senior subordinated notes due 2013.

Also on July 28, 2008, DI and DIV Capital Corporation (DIV Capital Corporation together with DI, the “Issuers”) entered into an Exchange and Registration Rights Agreement (the “Registration Rights Agreement”) with Wachovia Capital Markets, LLC and Goldman, Sachs & Co. as representative of the initial purchasers of the Additional Notes. Pursuant to the Registration Rights Agreement, the Issuers have agreed to file a registration statement within 180 days after July 28, 2008 relating to an offer to exchange the Additional Notes for debt securities issued by the Issuers which are substantially identical in all material respects to the Additional Notes, to use its commercially reasonable efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission as soon as reasonably practicable, but no later than 270 days after July 28, 2008, to use all commercially reasonable efforts to commence and complete the exchange offer promptly, but no later than 45 business days after such registration statement has become effective, and to hold the exchange offer open for at least 30 days. If the Issuers fail to satisfy these obligations, subject to certain exceptions, they will be required to pay liquidated damages as specified in the Registration Rights Agreement.

The foregoing agreements are filed as Exhibits 10.1 through 10.5, respectively, to this Current Report and are incorporated by reference herein in response to this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Issuers entered into the Credit Facility and issued $125,000,000 in aggregate principal amount of their 9.5% senior subordinated notes. See Item 1.01 above.

Item 8.01. Other Events

On August 1, 2008, DI and Holdings issued a press release announcing the closing of the Credit Facility and offering of Additional Notes. A copy of the press release is included herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Credit Agreement, dated July 28, 2008 by and among DynCorp International Inc. and DynCorp International LLC, as borrower, the lenders referred to therein, and Wachovia Bank National Association

10.2 Collateral Agreement dated as of July 28, 2008 by and among DynCorp International Inc. and DynCorp International LLC, as borrower, and certain of their respective Subsidiaries as Grantors in favor of Wachovia Bank, National Association, as Administrative Agent.

10.3 Holdings Guarantee Agreement dated as of July 28, 2008 by DynCorp International Inc, as Holdings, in favor of Wachovia Bank, National Association, as Administrative Agent.

10.4 Subsidiary Guaranty Agreement dated as of July 28, 2008 by and among certain domestic subsidiaries of DynCorp International Inc., as Subsidiary Guarantors, in favor of Wachovia Bank, National Association, as Administrative Agent.

10.5 Exchange and Registration Rights Agreement, dated July 28, 2008, among DynCorp International LLC, DIV Capital Corporation and Wachovia Capital Markets, LLC and Goldman & Sachs & Co.

99.1 Press Release dated August 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DynCorp International Inc.

Date: August 1, 2008	/s/ Michael J. Thorne Michael J. Thorne Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Credit Agreement, dated July 28, 2008 by and among DynCorp International Inc. and DynCorp International LLC, as borrower, the lenders referred to therein, and Wachovia Bank National Association

10.2	Collateral Agreement dated as of July 28, 2008 by and among DynCorp International Inc. and DynCorp International LLC, as borrower, and certain of their respective Subsidiaries as Grantors in favor of Wachovia Bank, National Association, as Administrative Agent.

10.3	Holdings Guarantee Agreement dated as of July 28, 2008 by DynCorp International Inc, as Holdings, in favor of Wachovia Bank, National Association, as Administrative Agent.

10.4	Subsidiary Guaranty Agreement dated as of July 28, 2008 by and among certain domestic subsidiaries of DynCorp International Inc., as Subsidiary Guarantors, in favor of Wachovia Bank, National Association, as Administrative Agent.

10.5	Exchange and Registration Rights Agreement, dated July 28, 2008, among DynCorp International LLC, DIV Capital Corporation and Wachovia Capital Markets, LLC and Goldman & Sachs & Co.

99.1	Press Release dated August 1, 2008.